Exhibit 99.2

On June 11, 2008, the Company filed as Exhibit 99.3 with the SEC on Schedule 14A (Definitive Additional Materials) an investor presentation (the “Investor Presentation”). The Company hereby amends the original Slide 36 (“Original Slide 36”) of the Investor Presentation to, among other things, further clarify and amend the information contained therein and to provide additional information, including information regarding various assumptions made by the Company in connection with the information set forth on the slide. Accordingly, the Investor Presentation is hereby amended to replace in its entirety Original Slide 36 with the new slide together with footnotes (collectively, “Revised Slide 36”) and Original Slide 36 contained in the Investor Presentation is hereby superseded in its entirety by Revised Slide 36 as set forth in this Exhibit 99.2.

Included in Original Slide 36 under the column “Short Term Surrenders” were outstanding options to acquire an aggregate of 124,500 shares granted pursuant to the Company’s 1995 Employee Stock Option Plan to five current employees with exercise prices ranging from $23.67 to $8.08. Each of these five employees has verbally indicated to the Company a current willingness to surrender their respective options in an effort to assist the Company in reducing the potentially dilutive effect of outstanding options in the event the proposal set forth in the Company’s proxy statement for the Company’s 2008 annual meeting under “Item 2 on Proxy card – APPROVAL OF AMENDMENT TO 2005 EQUITY INCENTIVE PLAN” is approved. Such verbal indications have not been agreed to and such employees are under no obligation to surrender their options. Moreover, the Company will not proceed with respect to this matter. Accordingly, Revised Slide 36 includes all such options as “outstanding” and does not consider such options are options which might potentially be surrendered.

In addition, Original Slide 36 contained information regarding options to purchase 56,500 shares held by a former director of the Company, which options have an exercise price in excess of the current market price of the Company’s common stock. Revised Slide 36 clarifies that these options will expire in accordance with their terms on March 10, 2009, unless exercised prior thereto.

Revised Slide 36 sets forth certain information as of April 30, 2008 with respect to actual outstanding options and options available for grant under the Company’s current equity incentive plans, information with respect to the Company’s current incentive plans assuming that the proposal to amend the Company’s 2005 Equity Incentive Plan to increase the number of shares issued thereunder is approved, and information, on a pro forma basis, after taking into account the anticipated expiration of certain options with exercise prices in excess of the current market price of the Company’s common stock held by certain former employees and a former director. Certain statements and information set forth on Revised Slide 36, including pro forma information and information about the potentially dilutive effect of stock options outstanding and information about options available for issuance in the future, are not historical fact and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange

Act of 1934, as amended, and include risks and uncertainties. Forward looking statements include, but are not limited to, statements about any options which might expire without being exercised, the future number of options available, information about the potential dilutive effect of such options, pro forma information, and any examples with respect to potential future option grants or any allocation of future options. Such forward-looking statements have been prepared based on various assumptions that the Company believes are reasonable, however, any of the assumptions underlying such forward-looking statements and possible pro forma results and other information could prove to be inaccurate. A number of factors, including those outside the control of the Company, may cause actual results to vary from those set forth in Revised Slide 36. Factors which could cause actual results to vary from those set forth in Revised Slide 36 include, but are not limited to, increases in the market price of the Company’s stock such that various options which currently have exercise prices in excess of the market price of the underlying stock becoming “in-the-money” options, decisions by the Company’s Compensation Committee with respect to future option grants and the Company’s compensation philosophy and approach, increases or reductions in the number of shares of Company common stock outstanding, and other factors. There can be no assurances that the actual number of options shown to be available for future grant, the number options which might expire prior to being exercised or which might be outstanding at any given time, and other forward-looking information set forth in Revised Slide 36 will not be different than as indicated therein. Readers are cautioned not to place undue reliance on any forward-looking statements and other pro forma information set forth in Revised Slide 36.

REVISED SLIDE 36

CHARGE SOURCE
E Gates
Puertas
Portes
Eingänge
Portões
POWERING MOBILE LIFESTYLES

36A
Comarco Option Overhang Analysis
(Revised)
Common Shares Outstanding, April 30, 2008 -- 7,326,671
Authorized Exercises
Expired /
Non-issueable Outstanding Available
Actual
Outstanding &
Available
1995 Plan Officers & Employees
450,000 10,000 3,000 437,000 - 437,000
1998 Plan Outside Directors
637,500 469,875 7,500 159,500 625 160,125
2005 Plan Total
450,000 - - 275,500 174,500 450,000
Officers & Employees
208,000
Outside Directors
67,500
1,537,500 479,875 10,500 872,000 175,125 1,047,125
11.9% 2.4%
14.3%
Authorized Exercises
Expired /
Non-issueable Outstanding Available
Proposed
Increase
Actual
Outstanding &
Available
1995 Plan Officers & Employees
450,000 10,000 3,000 437,000 - - 437,000
1998 Plan Outside Directors
637,500 469,875 7,500 159,500 625 - 160,125
2005 Plan Total
450,000 - - 275,500 174,500 650,000 1,100,000
Officers & Employees
208,000 -
Outside Directors
67,500 -
1,537,500 479,875 10,500 872,000 175,125 650,000 1,697,125
11.9% 2.4% 8.9%
23.2%
Analysis of Current Equity Incentive Plans
(1)
Current Equity Incentive Plans
Summary of Equity Incentive Plans
% of Actual Common Shares Outstanding
Analysis of Current Equity Incentive Plan's Including Proposed Amendment
(2)
Current Equity Incentive Plans
Summary of Equity Incentive Plans
% of Actual Common Shares Outstanding

CHARGE SOURCE

E Gates
Puertas
Portes
Eingänge
Portões
POWERING MOBILE LIFESTYLES

36B
Actual
Outstanding &
Available
Possible
Expirations by
Sept. 2008
(4)
Possible
Expirations by
March 2009
(5)
Pro Forma
Available for
Re-Granting
Pro Forma
Outstanding
Pro Froma
Available
Pro Forma
Outstanding &
Available
1995 Plan Officers & Employees
437,000
288,500 - - 148,500 - 148,500
1998 Plan Outside Directors
160,125 - 41,500 - 118,000 625 118,625
2005 Plan Total
450,000
130,000 15,000 145,000 130,500 319,500 450,000
Officers & Employees
130,000 - 130,000 78,000
Outside Directors
- 15,000 15,000 52,500
1,047,125 418,500 56,500 145,000 397,000 320,125 717,125
14.3% 5.4% 4.4%
9.8%
Actual
Outstanding &
Available
Possible
Expirations by
Sept. 2008
(4)
Possible
Expirations by
March 2009
(5)
Pro Forma
Available for
Re-Granting
Pro Forma
Outstanding
Pro Froma
Available
Pro Forma
Outstanding &
Available
1995 Plan Officers & Employees
437,000 288,500 - - 148,500 - 148,500
1998 Plan
Outside Directors
160,125 - 41,500 - 118,000 - 118,000
2005 Plan Total
450,000 130,000 15,000 145,000 130,500 969,500 1,100,000
Officers & Employees
130,000 130,000 260,000 78,000
Outside Directors
15,000 15,000 30,000 52,500
1,047,125 418,500 56,500 145,000 397,000 969,500 1,366,500
14.3% 5.4% 13.2%
18.7%
(3)
Pro Forma Summary of Equity Incentive Plans
% of Actual Common Shares Outstanding
Pro Forma Analysis Including Proposed Amendment to 2005 Equity Incentive Plan
(6)
Pro Forma Summary of Equity Incentive Plans
% of Actual Common Shares Outstanding
Proforma analysis of Equity Incentive Plans

CHARGE SOURCE
Gates
Puertas
Portes
Eingänge
Portões
POWERING MOBILE LIFESTYLES

36C
Distribution & Dilution
1995 Plan 1998 Plan 2005 Plan 1998 Plan 2005 Plan Totals
% of Actual
Common Shares
Outstanding
Officers & Employees 437,000 - 208,000 - - 645,000
8.8%
Outside Directors - 159,500 67,500 625 - 227,625
3.1%
Directors, Officers & Employees - - - - 174,500 174,500 2.4%
Total 437,000 159,500 275,500 625 174,500 1,047,125
Pro Forma
Outstanding
Pro Forma
Outstanding
Pro Forma
Outstanding
Pro Forma
Available
Pro Forma
Available Totals
% of Actual
Common Shares
Outstanding
Officers & Employees
148,500 - 78,000 - - 226,500
3.1%
Outside Directors
- 118,000 52,500 625 - 171,125
2.3%
Directors, Officers & Employees
- - - - 969,500 969,500 13.2%
Total
148,500 118,000 130,500 625 969,500 1,367,125 18.7%
Summary of Equity Incentive Plans - Actual
Outstanding
(7)
Pro Forma to Reflect Future Expirations, and
assuming Approval of Proposed Ammendment
(8)
Actual / Outstanding Available
14.3%

CHARGE SOURCE

E
Gates
Puertas
Portes
Eingänge
Portões

OVERHANG SUMMARY COMMENTS
• Management prepared this analysis solely as an illustration, and nothing contained in the table above should be deemed to be a representation or warranty with respect to any commitment by the
Company to grant any awards or as to the type, amount or timing of any awards which may be granted in the future.
• “Overhang” as used in this presentation describes the pro forma dilutive effect of options outstanding and available for issuance as a percentage of the actual number of common shares outstanding at April 30, 2008.
• The estimated pro forma effective overhang adjusted to exclude “Possible Expirations by September
2008” and “Possible Expirations by March 2009” is 9.8%.
• The requested increase to the number of shares issuable under 2005 Plan which is set forth in the
Company’s proxy statement for its 2008 annual meeting would result in an increase in the outstanding /available option overhang to 23.2%, assuming that all the out-of-money options set forth above under the columns “Possible Expirations by September 2008” and “Possible Expirations
by March 2009” are exercised before they expire.
• The requested increase to the number of shares issuable under 2005 Plan would result in an increase in the outstanding / available option overhang to 18.7%, assuming the options set forth above under the columns “Possible Expirations by September 2008” and “Possible Expirations by March 2009”
all expire without being exercised.
• An 18.7% overhang compares favorably with certain other small cap public companies.
36D

Footnotes to Slide 36
(1) This analysis shows the number of shares outstanding and available for future grant under the Company’s current equity incentive plans, including the Company’s 1995
Employee Stock Option Plan (the “1995 Plan”), the Company’s 2005 Equity Incentive
Plan (the “2005 Plan”) and the Company’s 1998 Director Stock Option Plan (the
“Director Plan”).  The Company’s outstanding option plans are referred to collectively as the “Current Equity Incentive Plans.”
(2) This analysis sets forth the number of outstanding options and options available for grant under the Company’s Current Equity Incentive Plans assuming the proposed amendment to be considered at the Company’s 2008 annual shareholders meeting to increase the total number of shares available for issuance under the 2005 Plan from 450,000 shares to
1,100,000 shares is approved (the “Proposed Amendment”).
36E

Footnotes (Continued)
(3) This analysis indicates the number of shares outstanding and available, on a pro forma basis, under the Company’s Current Equity Incentive Plans after taking into account the possible expiration of options whose exercise prices exceed the current  market price of the underlying shares. The 1995 Plan expired in May 2005 and outstanding options which expire under the 1995 Plan without being exercised will not be available to be granted again under the terms of such plan or any other Company option plan.  Under the terms of the 2005 Plan, if any option terminates, or is cancelled for any reason without having been exercised in full, the shares not purchased by the optionee shall again be available for awards to be granted under the 2005 Plan.
(4)
Included in the “Possible  Expirations by September 2008” column in the above table are outstanding options granted to former employees pursuant to the Company’s 1995 Plan and the Company’s 2005 Plan to purchase shares which the Company believes are reasonably likely to expire without being exercised by their respective optionees because the exercise prices of such options exceed the current  market price of the underlying shares.  The shares indicated in the column include the following:
36F

Footnotes (Continued)
– Options to purchase an aggregate of 179,500 shares with exercise prices ranging from $20.04 to
$7.11 granted to Thomas A. Franza, the Company’s former President and Chief Executive
Officer, pursuant to the 1995 Plan and options to purchase an aggregate of 75,000 shares with exercise prices ranging from $10.43 to $6.29 granted to Mr. Franza pursuant to the 2005 Plan.
Mr. Franza’s employment terminated on March 10, 2008, and Mr. Franza ceased providing consulting services to the Company in June 2008. Accordingly, such options will expire pursuant to their terms in September 2008, unless exercised prior thereto.
– Options to purchase an aggregate of 60,000 shares with exercise prices ranging from $19.33 to
$8.08 granted to Daniel K. Lutz, the Company’s former Vice President and Chief Financial
Officer, pursuant to the 1995 Plan and options to purchase an aggregate of 35,000 shares with exercise prices ranging from $10.43 to $6.29 granted to Mr. Lutz pursuant to the 2005 Plan. Mr.
Lutz’s employment with the Company terminated in April 2008. Accordingly, such options will expire pursuant to their terms in July 2008, unless exercised prior thereto.
– Options to purchase an aggregate of 49,000 shares with exercise prices ranging from $23.67 to
$8.05 granted to two former employees pursuant to the 1995 Plan and options to purchase
20,000 shares with an exercise price of $10.43 granted to one of such employees pursuant to the
2005 Plan. Of such options, options to purchase 29,000 shares will expire in accordance with their terms in July 2008, and options to purchase 40,000 shares will expire in accordance with their terms in August 2008, in each case unless exercised prior thereto.
36G

CHARGE
SOURCE
E Gates
Puertas
Portes
Eingänge
Portões

Footnotes (Continued)
(5) Included in the “Possible  Expirations by March 2009” column in the above table are outstanding options to purchase an aggregate of 41,500 shares with exercise prices ranging from $15.07 to $8.00 granted to Erik van der Kaay, a former director of the
Company, pursuant to the Director Plan and options to purchase an aggregate of 15,000 shares with exercise prices ranging from $10.43 to $6.29 granted to Mr. van der Kaay pursuant to the 2005 Plan. Mr. van der Kaay resigned as a director on March 10, 2008 and, accordingly, such options will expire in accordance with their terms on March 10,
2009, unless exercised prior thereto.
(6) This analysis shows the effect, on a pro forma basis, assuming that the Proposed
Amendment is approved and that all options included in the “Proposed Expirations by
September 2008” column and in the “Possible Expirations by March 2009” column expire without being exercised.
36H

Footnotes (Continued)
(7) This analysis is a summary of the options currently outstanding and available under the
Company’s Current Equity Incentive Plans without taking into account the Proposed
Amendment.
36I

Footnotes (Continued)
(8) This analysis shows information with regard to the Company’s Current Equity Incentive Plans assuming the Proposed Amendment is adopted by the Company’s shareholders and further assuming the options set forth on the columns “Possible Expirations by September 2008” and “Possible
Expirations by March 2009” all expire without being exercised. The information provided under this portion of the above table is provided solely as an example of the number of potential options which would be available to be granted in the future based on the assumptions in the previous sentence. As set forth in the 2005 Plan, the board committee which has been delegated authority to administer the
2005 Plan (which is the Compensation Committee) or in the event no such Committee is so appointed, the board of directors itself (the “Committee”) has the authority, in its discretion, to make all determinations with respect to awards to be potentially granted under the 2005 Plan, including determining the employees, consultants or directors to receive such awards. To the extent options are granted in the future, such options will have a per share exercise price of not less than the fair market value of the underlying shares on the date of grant. No determination has been made by the
Committee with respect to any possible future awards under the 2005 Plan and the timing thereof. In accordance with the 2005 Plan, any potential future awards which might be granted under the 2005
Plan may consist of awards of options, stock appreciation rights, restricted stock, restricted stock units and performance units, qualified performance-based awards, and stock grants (each as provided for in the 2005 Plan).
36J